 Exhibit 5.1

Lenz & Staehelin

Brandschenkestrasse 24

CH-8027 Zurich

Tel: +41 58 450 80 00

Fax: +41 58 450 80 01

Route de Chêne 30

CH-1211 Geneva 6

Tel:+41 58 450 70 00

Fax: +41 58 450 70 01

Avenue de Rhodanie 40C

CH-1007 Lausanne

Tel: +41 58 450 70 00

Fax: +41 58 450 70 01

www.lenzstaehelin.com

On Holding AG
Förrlibuckstrasse 190
8005 Zurich
Switzerland

Zurich, December 16, 2022

On Holding AG – Registration Statement on Form S-8

Ladies and Gentlemen

We have acted as special Swiss counsel to On Holding AG, a stock corporation incorporated under the laws of Switzerland (the "Company") in connection with the filing of a registration statement on Form S-8 (the "Registration Statement"), to be filed with the United States Securities and Exchange Commission (the "SEC") on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the "Securities Act"), 200,000 Class A ordinary shares of the Company, each with a par value of CHF 0.10, currently held by the Company as treasury shares (such shares, the "Plan Shares").

As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Documents (as defined below).

1.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Documents (other than as listed below) or any other matter.

Partners Zurich: Patrick Hünerwadel · Stefan Breitenstein · Matthias Oertle · Martin Burkhardt · Heini Rüdisühli · Marcel Meinhardt ·

Patrick Schleiffer · Thierry Calame · Beat Kühni · Lukas Morscher · Tanja Luginbühl · Prof. Jürg Simon · Matthias Wolf · Hans-Jakob Diem ·

Prof. Pascal Hinny · Harold Frey · Marcel Tranchet · Tino Gaberthüel · Astrid Waser · Stephan Erni · Dominique Müller · Alexander Greter · Peter Ling ·

Fabiano Menghini · Simone Ehrsam

Geneva: Shelby R. du Pasquier · Guy Vermeil · François Rayroux · Jean-Blaise Eckert · Daniel Tunik · Olivier Stahler ·

Andreas Rötheli · Xavier Favre-Bulle · Benoît Merkt · David Ledermann · Jacques Iffland · Daniel Schafer · Miguel Oural · Fedor Poskriakov ·

Frédéric Neukomm · Cécile Berger Meyer · Floran Ponce · Valérie Menoud · Hikmat Maleh · Roman Graf · Sevan Antreasyan

Lausanne: Lucien Masmejan

Admitted to the Bar

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed originals or copies of the following documents we have deemed necessary or advisable for the purpose of rendering this opinion (collectively, the "Documents"):

(i)	An electronic copy of the Registration Statement;

(ii)	an electronic copy of an extract from the Commercial Register of the Canton of Zurich (the "Commercial Register") dated December 16, 2022 regarding the Company, retrieved online (the "Register Extract");

(iii)	an electronic copy of the articles of association (Statuten) of the Company, dated May 24, 2022, shown on the Register Extract as being the most recent articles of association filed with the Commercial Register (the "Articles of Association");

(iv)	an electronic copy of the public deed regarding the resolutions of an extraordinary meeting of the shareholders of the Company held on August 19, 2021 with respect to, among other things, an ordinary capital increase with respect to 25,000,000 Class A ordinary shares with a par value of CHF 0.10 each to be issued by way of conversion of freely distributable equity (capital contribution reserves) for purposes of the management of employee participation and incentive plans (such newly issued Class A ordinary shares, the "Treasury Shares") (such shareholder resolutions, the "Shareholder Resolutions");

(v)	an electronic copy of the public deed regarding the resolutions of the board of directors of the Company dated August 19, 2021, regarding, inter alia, the completion of the increase of the Company's share capital with respect to the Treasury Shares and based on the Shareholder Resolutions (Feststellungsbeschluss) (the "Implementing Board Resolutions");

(vi)	an electronic copy of the On Holding AG Tax Recognition Grants Plan (the "Plan"), according to which Plan Shares may be granted to eligible participants under the Plan; and

(vii)	an electronic copy of the written resolutions of the board of directors of the Company, dated December 14, 2022, approving the Plan and the setting aside of certain Treasury Shares as Plan Shares (such resolutions, together with the Implementing Board Resolutions, the "Board Resolutions").

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the Documents and their legal implications under Swiss law.

2.	Assumptions

In rendering the opinion below, we have assumed:

(i)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

(ii)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;

(iii)	all documents produced to us in draft form will be executed in the form of the draft submitted to us;

(iv)	to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;

(v)	no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion;

(vi)	the Registration Statement has been filed by the Company;

(vii)	the Registration Statement is unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof, and no changes have been made which should have been or should be reflected in the Registration Statement as of the date hereof;

(viii)	the Shareholder Resolutions and the Board Resolutions (i) have been duly resolved in the manner required by Swiss corporate law and the Articles of Association, (ii) have not been amended and (iii) are in full force and effect;

(ix)	the Plan has not been rescinded or amended and is in full force and effect; and

(x)	all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles of Association, and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied.

3.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

(i)	The Company is a stock corporation (Aktiengesellschaft) validly existing under the laws of Switzerland.

(ii)	The Plan Shares have been validly issued, fully paid as to their par value, and are non-assessable.

4.	Qualifications

The above opinion is subject to the following qualifications:

(i)	We express no opinion on the matters covered herein with respect to any laws other than the laws of Switzerland in effect on the date hereof.

(ii)	In this opinion, Swiss legal concepts are expressed in the English language and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

(iii)	The exercise of voting rights and rights related thereto with respect to any Plan Shares, is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles of Association.

(iv)	We have not investigated or verified the truth or accuracy of the information contained in the Registration Statement, nor have we been responsible for ensuring that no material information has been omitted from it.

(v)	We express no opinion as to regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

We have issued this opinion as of the date hereof, and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Yours sincerely,

/s/ Lenz & Staehelin

Patrick Schleiffer

5